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                                                                     EXHIBIT 8.1
                   [ON THE LETTERHEAD OF FENWICK & WEST LLP]
                                ___________, 2003

BOARD OF DIRECTORS
VERSANT CORPORATION
6539 Dumbarton Circle
Fremont, CA 94555

            Re: Exhibit Tax Opinion to the S-4 Registration Statement Filed in Connection With the Merger Transaction Involving Versant Corporation, Poet Holdings, Inc. and Puma Acquisition, Inc.

Ladies and Gentlemen:

            We have been requested to render this opinion concerning certain matters of U.S. federal income tax law in connection with the proposed merger (the "MERGER") involving Poet Holdings, Inc, a Delaware corporation ("POET"), and Puma Acquisition, Inc., a Delaware corporation ("MERGER SUB") and a wholly-owned subsidiary of Versant, Inc., a California corporation ("VERSANT"). The Merger is further described in and is in accordance with the Securities and Exchange Commission Form S-4 Registration Statement filed on ___________, 2003, and related Exhibits thereto, as thereafter amended at any time to and including the date hereof (the "S-4 REGISTRATION STATEMENT"). This opinion has been requested solely in connection with the filing of the S-4 Registration Statement with the Securities and Exchange Commission with respect to the Merger.

            The Merger is structured as a statutory merger of Merger Sub with and into Poet, with Poet surviving the merger and becoming a wholly-owned subsidiary of Versant, all pursuant to the applicable corporate laws of the State of Delaware and the State of California and in accordance with the Agreement and Plan of Merger by and among Versant Corporation, Poet Holdings, Inc., and Puma Acquisition, Inc., dated as of September 27, 2003, and exhibits thereto (collectively, the "AGREEMENT"). Except as otherwise indicated, capitalized terms used herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "CODE").

            We have acted as legal counsel to the Versant and Merger Sub in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto), among others:
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            1. The S-4 Registration Statement;

            2. The Agreement;

            3. A tax representation letter of Versant Corporation and Puma Acquisition, Inc., signed by an authorized officer of each of Versant Corporation and Puma Acquisition and delivered to us from Versant Corporation and Puma Acquisition, Inc.; and

            4. A tax representation letter of Poet Holdings, Inc., signed by an authorized officer of Poet Holdings, Inc., and delivered to us from Poet Holdings, Inc.

            In addition, in connection with rendering this opinion, we have assumed (without any independent investigation thereof) that:

            (1) Original documents (including signature) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

            (2) Any representation or statement referred to above made "to the best of knowledge" or otherwise similarly qualified is correct without such qualification, and all statements and representations, whether or not qualified are true and will remain true through the Effective Time and thereafter where relevant;

            (3) The Merger will be consummated pursuant to the Agreement and will be effective under the laws of the State of Delaware and the State of California; and

            (4) At all relevant times prior to and including the Effective Date,
(i) no outstanding indebtedness of Poet, Versant, or Merger Sub has or will represent equity for tax purposes; (ii) no outstanding equity of Poet, Versant, or Merger Sub has represented or will represent indebtedness for tax purposes;
(iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire Poet capital stock (or to share in the appreciation thereof) constitutes or will constitute "stock" for purposes of Section 368(c) of the Code.

            Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein and if the Merger is consummated in accordance with the provisions of the Agreement (and without any waiver, breach or amendment of any of the provisions thereof):

                  (a) Our opinion is that the Merger will be a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Code; and

                  (b) The discussion in the section entitled "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS" contained in the S-4 Registration Statement is our opinion.
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                  Our opinion set forth above is based on the existing
provisions of the Code, Treasury Regulations (including Temporary Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the "SERVICE") and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinion set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the U.S. federal income tax laws.

            Our opinion concerning certain of the U.S. federal tax consequences of the Merger is limited to the specific U.S. federal tax consequences presented above. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Merger. In particular, we express no opinion regarding: (i) the amount, existence, or availability after the Merger, of any of the U.S. federal income tax attributes of Poet, Versant or Merger Sub;
(ii) any transaction in which Poet Common Stock is acquired or Versant Common Stock is disposed other than pursuant to the Merger; (iii) the potential application of the "disqualifying disposition" rules of Section 421 of the Code to dispositions of Poet Common Stock; (iv) the effects of the Merger and Versant's assumption of outstanding options to acquire Poet stock on the holders of such options under any Poet employee stock option or stock purchase plan, respectively; (v) the effects of the Merger on any Poet stock acquired by the holder subject to the provision of Section 83(a) of the Code; (vi) the effects of the Merger on any payment which is or may be subject to the provisions of
Section 280G of the Code; (vii) investors subject to special treatment under the federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax, banks, tax exempt organizations, and non-United States persons).

            No ruling has been or will be requested from the Service concerning the U.S. federal income tax consequences of the Merger. In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the application of existing U.S. federal income tax law to the instant transaction. If the facts vary from those relied upon (including if any representations, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinions contained herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the Service or that a court considering the issues would not hold otherwise.

            This Exhibit Opinion is being delivered solely for the purpose of being included as an exhibit to the S-4 Registration Statement; it may not be relied upon or utilized for any other purpose (including, without limitation, satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We do, however, consent to the filing of this opinion as an exhibit to the S-4 Registration Statement and to the use of our name in the S-4 Registration Statement
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wherever it appears. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder.

                                      Very truly yours,



                                      -------------------------------
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